UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

KIRBY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas		77007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-435-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 1, 2024, Kirby Corporation (“Kirby” or the "Company") issued a press release announcing results for the second quarter ended June 30, 2024. A copy of the press release is attached as Exhibit 99.1 to this report.

EBITDA, a non-GAAP financial measure, is used in the press release. Kirby defines EBITDA as net earnings attributable to Kirby before interest expense, taxes on income, and depreciation and amortization. Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is one of the performance measures used in calculating performance compensation pursuant to the Company’s annual incentive plan. EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. A quantitative reconciliation of EBITDA to net earnings attributable to Kirby for the 2024 and 2023 second quarters and first six months is included in the press release. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby’s GAAP financial information.

The press release also includes non-GAAP financial measures which exclude certain one-time items, including earnings before taxes on income (excluding one-time items), net earnings attributable to Kirby (excluding one-time items), and diluted earnings per share (excluding one-time items). A reconciliation of these measures with GAAP is included in the press release. Management believes that the exclusion of certain one-time items from these financial measures enables it and investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Kirby’s normal operating results. The press release additionally includes free cash flow, a non-GAAP financial measure, which Kirby defines as net cash provided by operating activities less capital expenditures. A reconciliation of free cash flow with GAAP is included in the press release. Kirby uses free cash flow to assess and forecast cash flow and to provide additional disclosures on the Company’s liquidity. Free cash flow does not imply the amount of residual cash flow available for discretionary expenditures as it excludes mandatory debt service requirements and other non-discretionary expenditures. These non-GAAP financial measures are not calculations based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with Kirby’s GAAP financial information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2024, Amy D. Husted, age 55, was appointed the Company's Executive Vice President, General Counsel and Secretary. Ms. Husted will be responsible for all legal matters of the Company. She previously served as the Company’s Vice President, General Counsel and Secretary since April 2019 and has been in various positions with the Company since 1994.

In recognition of Ms. Husted’s promotion and her increased levels of responsibility and leadership with the Company, the Company’s Compensation Committee approved a one-time equity grant in the form of Restricted Stock Units (“RSUs”) having a target value of $100,000. This award, which will be granted on August 5, 2024, will vest 20% on each of the first five anniversaries of the grant date. The actual number of RSUs covered by this award will be determined by dividing the award’s target value by the Company’s closing stock price on the grant date.

Item 9.01. Financial Statements and Exhibits

(d)
Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated August 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

Date:	August 1, 2024	By:	/s/ Raj Kumar
Raj Kumar Executive Vice President and Chief Financial Officer